UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2023
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 400
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, each member of the board of directors (the "Board") of Trupanion, Inc. (the “Company”) agreed to end his or her staggered term and assume an annual term if the Company's stockholders approved an amendment and restatement of the Company’s Certificate of Incorporation to declassify the Board (the "Amended Charter"). As disclosed below, the stockholders of the Company approved the Amended Charter and it became effective on June 8, 2023. Accordingly, on June 8, 2023, Jackie Davidson, Elizabeth “Betsy” McLaughlin and Zay Satchu (each formerly a Class I director), Paulette Dodson and Darryl Rawlings (each formerly a Class II director), and Dan Levitan, Murray Low and Howard Rubin (each formerly a Class III director) resigned from the Board and were immediately reappointed as directors for a term that expires at the Company’s 2024 annual meeting of stockholders. The committees, information required by Item 404(a) of Regulation S-K, and compensation information called for by Item 5.02(d) of Form 8-K regarding these reappointed directors is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2023 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2023, following approval of the Company's stockholders at the Company's 2023 annual meeting of stockholders (the "Annual Meeting"), the Company's Restated Charter became effective upon its filing with the Secretary of State of the State of Delaware.

In connection with the effectiveness of the Amended Charter, the Board amended and restated the Company's bylaws (the “Bylaws”), which became effective on June 8, 2023. The Bylaws consist of conforming changes to reflect the declassification of the Board.

Copies of the Restated Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Restated Charter and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Charter and the Bylaws.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2023, the Company held the Annual Meeting at which the Company’s stockholders (i) elected the Class III directors identified in the table below to the Board to serve until the Company’s annual meeting of stockholders in 2026 or until their successors are duly elected and qualified, (ii) approved, on an advisory and non-binding basis, the election of the three Class I and two Class II directors identified in the table below to the Board, (iii) approved the Restated Charter, (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and (v) approved the advisory vote on compensation for the Company’s named executive officers for fiscal year ended December 31, 2022. Set forth below are the final voting tallies for the Annual Meeting:

Proposal 1: Election of Class III Directors	For	Against	Withheld	Broker Non-Votes
Dan Levitan	31,139,956	0	198,360	4,546,213
Murray Low	29,837,947	0	1,500,369	4,546,213
Howard Rubin	29,552,815	0	1,785,501	4,546,213
Proposal 2: Advisory and Non-Binding Vote to Elect Three Class I and Two Class II Directors	For	Against	Withheld	Broker Non-Votes
Jacqueline Davidson	31,046,048	0	292,268	4,546,213
Paulette Dodson	31,258,000	0	80,316	4,546,213
Elizabeth McLaughlin	31,244,380	0	93,936	4,546,213
Darryl Rawlings	30,739,099	0	599,217	4,546,213
Zay Satchu	30,768,808	0	569,508	4,546,213
Proposal 3: Approval of Restated Charter	For	Against	Abstain	Broker Non-Votes
Approval of Amendment and Restatement of Certificate of Incorporation to Declassify the Board	31,262,440	50,833	25,043	4,546,213
Proposal 4: Auditor Ratification	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023	32,910,174	2,955,585	18,770	n/a
Proposal 5: Advisory and Non-Binding "Say on Pay" Vote	For	Against	Abstain	Broker Non-Votes
Advisory and non-binding vote to approve the compensation for the Company's named executive officers in 2022	29,554,747	1,753,307	30,262	4,546,213
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	3.1	Amended and Restated Certificate of Incorporation of Trupanion, Inc.
	3.2	Amended and Restated Bylaws of Trupanion, Inc.
	3.3	Amended and Restated Bylaws of Trupanion, Inc., marked to show changes against the prior amended and restated bylaws
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Wei Li
Name: Wei Li
Title: Interim Chief Financial Officer
Date: June 12, 2023